UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Vermillion, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On May 15, 2012, the board of directors (the “Board”) of Vermillion, Inc. (the “Company”) amended the Company’s bylaws, effective immediately, to eliminate the vacant seat on the Board owing to the resignation of Gail S. Page as a member of the Board, as filed today on a Current Report on Form 8-K, by reducing the number of authorized directors of the Company from seven to six persons in furtherance of its ongoing attempts to streamline the organization of the Company and to extend its cash runway.

The foregoing information is qualified in its entirety by reference to the amended provision of the Company’s Third Amended and Restated Bylaws, a copy of which was filed today as Exhibit 3.1 to the Company’s Current Report on Form 8-K, and the Company’s Third Amended and Restated Bylaws, a copy of which was filed on March 27, 2012 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K.

Important Additional Information

In connection with its 2012 annual meeting of stockholders, the Company will file with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement and other documents regarding the 2012 annual meeting, and will also mail to each stockholder of record entitled to vote at the 2012 annual meeting the definitive proxy statement and a proxy card. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2012 DEFINITIVE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When they are available, the definitive proxy statement and other documents relating to the 2012 annual meeting of stockholders may be obtained free of charge from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or from the Company at its website, www.vermillion.com, under Investors – SEC Filings.

The Company and its directors, director nominee and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Company’s 2012 annual meeting of stockholders. Detailed information concerning the Company’s directors, director nominee and officers is available in the Company’s amended preliminary proxy statement for its 2012 annual meeting of stockholders filed with the Commission on May 9, 2012, as well as in other public filings made by the Company with the Commission. Additional information regarding the Company’s directors, director nominee, executive officers and other persons who may, under the rules of the Commission, be considered to be participants in the solicitation of proxies for the 2012 annual meeting of stockholders, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement for the Company’s 2012 annual meeting of stockholders when it is filed with the Commission.